As filed with the Securities and Exchange Commission on October 30, 1996.

                                                    Registration No. 33-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------


                               RT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      65-0309477
(State or other jurisdiction                 I.R.S. Employer Identification No.)
of incorporation or organization)

                   1875 E. Lake Mary Blvd., Sanford, FL 32773
               (Address of principal executive offices) (Zip Code)

                            Consulting Services Plan
                            (Full title of the plan)

                 Mr. John Kenney, President, RT INDUSTRIES, INC.
                   1875 E. Lake Mary Blvd., Sanford, FL 32773
                     (Name and address of agent for service)

                                 (407) 322-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Gary A. Schonwald, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                            Telephone: (212) 885-5522
                            Facsimile: (212) 885-5001

                         CALCULATION OF REGISTRATION FEE

                                         Proposed   Proposed
                                         Maximum    Maximum
                                         Offering   Aggregate  Amount of
Title of Securities       Amount to      Price Per  Offering   Registra-
to be Registered          be Registered  Share(1)   Price(1)   tion Fee
-------------------       -------------  ---------  ---------  ---------
Common Stock, par         35,000 shares  $4.66     $163,100.00  $49.42
value $.001 per share                    -----     -----------  ------

     (1) Estimated solely for the purposes of calculating the registration fee and based on the average of the high and low prices for the Common Stock as quoted on NASDAQ on October 24, 1996.

                  PRELIMINARY PROSPECTUS DATED OCTOBER 30, 1996

                                   PROSPECTUS


                               RT INDUSTRIES, INC.


                          35,000 Shares of Common Stock



     This Prospectus relates to an offering by a certain consultant (the "Consultant") of RT Industries, Inc. (the "Company") of an aggregate of up to 35,000 shares of common stock, $.001 par value, of the Company (the "Common Stock"). The Common Stock was previously issued by the Company to the Consultant pursuant to a consulting agreement dated October 14, 1996.

     The Common Stock may be offered from time to time by the Consultant through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any of the proceeds from the sale of Common Stock by the Consultant. See "Selling Stockholder and Plan of Distribution" and "Use of Proceeds."

     The Company will not receive any net proceeds from the registration of the Common Stock. See "Use of Proceeds".

     The Common Stock is listed on the SmallCap Market of the NASDAQ Stock Market, Inc. ("NASDAQ") under the symbol: RTIC. On October 24, 1996, the closing sale price of the Common Stock as reported by NASDAQ was $4.63.

                             ----------------------

              THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
                OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS
             WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                              SEE "RISK FACTORS."
                           -------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
              COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is October __, 1996


                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400 Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                      INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

      (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995; (ii) Quarterly Reports on Forms 10-QSB for the quarterly periods ended March 31, 1996 and June 30, 1996; (iii) Forms 10-C for the events dated January 20, 1996, March 29, 1996, April 19, 1996 and May 3, 1996; and (iv) the
description of the Company's Common Stock contained in its Registration Statement on Form S-18 declared effective on April 8, 1992 (Registration No. 33-47037-A).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof on the date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits to such documents. Requests should be directed to RT Industries, Inc.,
Attn: President, 1875 East Lake Mary Boulevard, Sanford, Florida 32773; telephone: (407) 322-8000.

--------------------------------------------------------------------------------


                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this Prospectus. Each prospective investor is urged to read this prospectus in its entirety. Unless otherwise indicated, all share and per share information in this prospectus gives effect to a 1 for 5 reverse stock split on February 16, 1995 and (ii) an increase in the total authorized capital stock of the Company from 10,000,000 to 30,000,000 shares effected on August 7, 1996.

The Company

     RT Industries, Inc., a Delaware corporation formed on January 16, 1992 (the "Company"), through its subsidiaries, Roinco Manufacturing, Inc. ("Roinco"), Ultratech of South Florida, Inc. ("Ultratech"), RT Friction, Inc. ("RT Friction") and Ultra Brake Corporation ("Ultra Brake"), manufactures, assembles and/or distributes new automotive friction products (brake linings and new brake pads) and assembles and distributes ignition wires for the automotive aftermarket (replacement parts sold for use on motor vehicles after initial purchase). Sales of the Company's products are made to automotive distributors, mass merchandisers and chain stores. The Company does not market its products directly to retail customers. The Company currently maintains a manufacturing/assembly/ distribution facility and a warehouse facility located in Florida.

     The Company was incorporated in Delaware on January 16, 1992. Unless the context otherwise requires, all references in this Prospectus to the Company include the Company and its wholly-owned subsidiaries Roinco, Ultratech, RT Friction, and Ultra Brake. The Company's executive offices are located at 1875 East Lake Mary Boulevard, Sanford, Florida 32773, and its telephone number is
(407) 322-8000.



Securities Offered ........................  35,000 shares of Common Stock.


Common Stock Outstanding: .................  7,837,787 shares


Use of Proceeds: ..........................  The Company will not receive any net proceeds from the
                                             registration of the Common
                                             Stock.  See "Use of Proceeds."


NASDAQ Symbol:.............................  Common Stock - RTIC

Risk Factors...............................  The securities offered hereby involve a high degree of risk.
                                             See "Risk Factors."



--------------------------------------------------------------------------------

                                  RISK FACTORS

     The securities offered hereby involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors before making an investment decision. Prospective investors should consult with their own legal, tax and financial advisors. This Prospectus contains forward-looking statements. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors".

     1. Limited Relevant Operating History; Uncertainty of Plan of Operation. The Company recently commenced the restructuring and consolidation of its operations, in connection with which it closed certain manufacturing facilities and dismissed certain members of management in an effort to consolidate operations and reduce operating costs. The Company has a limited relevant operating history upon which an evaluation of its prospects and performance may be made. Prospects for the Company must be considered in light of the risks, expenses, problems and difficulties frequently encountered in the restructuring of a business in a continually evolving industry, characterized by an increasing number of market entrants and intense competition. There can be no assurance that the Company's restructuring plan will result in reduced operating costs or significantly improved operating results. Although the Company from time to time has and continues to evaluate potential acquisition candidates and has identified potential targets, the Company has not entered into any written agreements, understandings or arrangements with respect to any acquisition as of the date of this Prospectus.

2. Significant Continuing and Increasing Losses; Declining Revenues; Explanatory Paragraph in Report of Independent Certified Public Accountants. The Company has generated limited revenues and incurred substantial and increasing losses since its inception. For the years ended December 31, 1994 and 1995 and the six months ended June 30, 1996, the Company incurred net losses of $3,298,587, $4,179,642 and $1,628,542, respectively, resulting in an accumulated deficit of $6,691,752 at June 30, 1996. Losses are continuing through the date of this Prospectus. The Company also expects it will continue to incur significant operating expenses in connection with its operations. As a result of these expenses, the Company anticipates that it will continue to incur significant operating losses for the foreseeable future, and until such time, if ever, as the Company is able to attain adequate sales levels to support operations, sufficiently reduce its operating expenses and fully implement its restructuring. The generation of that level of revenues and reduction of operating expenses is dependent upon the Company's re-establishing satisfactory relationships with suppliers and successfully implementing its restructuring plan. There can be no assurance that the Company's revenues will not decline further in the future, that the Company will be able to reduce operating expenses, that losses will not continue, or that the Company will ever achieve profitable operations. The Company's independent certified public accountants have included an explanatory paragraph in their report on the Company's financial statements as of year end 1995 stating that the Company has experienced significant operating losses, has an accumulated deficit and is in default on a note payable to its primary lender. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     3. Inability to Obtain Trade Credit. Many suppliers and contractors of the Company require cash payments prior to supplying goods or rendering services to it. Although the Company has been able to arrange for credit with some of such suppliers and contractors, if the Company does not generate and collect revenues in a timely manner, its ability to pay its suppliers and contractors on a cash basis could be severely curtailed. The Company's inability to obtain credit to purchase supplies has in the past had a materially adverse effect on the Company, significantly decreasing the Company's ability to satisfy the Company's then existing demand for its products, resulting in the significant decrease in the Company's revenues. Continued inability to obtain adequate sources of supply in the future could continue to have a materially adverse effect on the Company's operating results, including a further decrease in revenues, and could require the Company to further limit or cease operations entirely.

     4. Risks Relating to Important Debt Restructuring. The Company recently completed a restructuring of certain outstanding trade debt. In connection with the debt restructuring, a committee of the Company's unsecured trade creditors (the "Trade Creditors") on March 7, 1995 declared as effective an agreement (the "Composition Agreement") providing for repayment by the Company of the unsecured trade debt (the "Trade Debt") of the Company's Trade Creditors electing to participate in the Composition Agreement, representing approximately $2,732,000 of the $3,032,000 Trade Debt. Trade Creditors, representing approximately $2,500,000 of the Trade Debt, elected a lump sum payment of $0.35 for every $1.00 of the Trade Debt and have been paid. Trade Creditors, representing $232,000 of the Trade Debt, who elected periodic payments have received fifteen percent (15%) of the periodic payments. The Company is required to continue to make payments of approximately $25,000 every six months, with the next payment due in the first fiscal quarter 1997. There can be no assurance that the Company will be able to satisfy its obligations. Failure to do so could have a material adverse effect on the Company.

     5. Significant Capital Requirements; Dependence on Offering Proceeds; Possible Need for Additional Financing. The Company's capital requirements have been and will continue to be significant. The Company has been dependent upon placements of its equity and debt securities, which have raised an aggregate of $5,267,000 during 1996, borrowings under its line of credit with Congress Financial Corporation ("Congress") and equipment leases in order to satisfy its working capital requirements. The Company continues to operate with severe cash flow restraints and the amount of cash generated by the Company's operations is currently insufficient to satisfy the Company's cash requirements. Accordingly, the Company will require significant financing to continue operations. Other than a line of credit with Congress, the Company currently has no other sources of financing. The Company currently has available an additional borrowing base of $81,000 under the Congress line of credit, determined on an asset valuation basis. Moreover, the Company's line of credit matures in April 1997 and automatically renews on a yearly basis, unless terminated by either party in accordance with the loan and security agreement. Additionally, to the extent that the Company incurs additional indebtedness or issues debt securities in connection with any acquisition, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. There can be no assurance that the Company will be able to increase its borrowing base, that the line of credit will be extended or refinanced or that the Company will be able to obtain additional financing on commercially reasonable terms, or at all. Any additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders.

     6. Significant Outstanding Indebtedness; Security Interests; Restrictive Covenants; Defaults Under Outstanding Indebtedness. In order to finance the Company's capital requirements, the Company has incurred substantial indebtedness. The Company currently has significant outstanding indebtedness, including $734,956 (at October 22, 1996) under its secured line of credit, approximately $200,000 to the Trade Creditors, approximately $700,000 under an existing mortgage and approximately $258,000 of equipment lease financing indebtedness. The line of credit, the mortgage and the equipment leases are secured by security interests in substantially all of the assets of the Company. The Company is currently in default under substantially all of its outstanding indebtedness. While Congress has verbally informed the Company that it will not call its loan with the Company, provided the Company is in compliance with certain applicable lending formulas, there can be no assurance that such default may not cause Congress to accelerate the loan. Congress has not waived the Company's defaults and, as such, can cease funding the credit line and/or accelerate the loan and demand payment in full of the outstanding balance. Although the Company has been able to obtain renewals of its credit facilities in the past, there can be no assurance that Congress will continue its lending arrangements with the Company. The Company has been advised by the mortgagee that the creditor has sold the subject property and the Company believes that the creditor will release the Company from its obligation. There can be no assurance, however that any release will be granted. As a result, Congress or the morgatgee could declare the Company's obligations immediately due and payable and foreclose on the Company's assets. To the extent that all of the Company's assets continue to be pledged to secure outstanding indebtedness, such assets will not be available to secure additional indebtedness. The Company's loan agreement relating to the line of credit with Congress restricts the ability of the Company to incur additional indebtedness and requires the Company to satisfy certain financial ratios. The terms of the secured indebtedness may limit the ability of the Company to obtain additional financing on terms favorable to the Company or at all.

     7. Litigation Relating to Default Under a Security Agreement. The Company was named as a defendant in criminal and civil matters arising out of an alleged default under a security agreement relating to equipment lease financing. The civil matter was filed in the United States District Court, Western District of Missouri in February 1996. The plaintiff alleged that the Company moved the assets subject to the security agreement in violation of the terms of such agreement, demanded payments on the related loan and alleged criminal fraud as a result of the Company's actions. The civil action has subsequently been dismissed and the Company has negotiated the terms of a settlement arrangement with the creditor. A written settlement agreement, however, has not been reached and the criminal complaint has not been dismissed. There can be no assurance that a written settlement agreement will be entered into on terms favorable to the Company or at all, or that the criminal matter will be resolved in a manner favorable to the Company. Failure to do either of the foregoing would have a material adverse effect on the Company.

     8. Seasonality, Fluctuations and Operating Results. The Company's operating results may vary from period to period as a result of purchasing patterns of potential customers, the timing of introduction of new products by the Company's suppliers and competitors, variations in sales by distribution channels, product availability and pricing and the seasonal nature of the Company's business. The Company's business has a seasonal decline during the colder winter months of the first and fourth fiscal quarters which corresponds to a decline in retail sales of the Company's products. Results for one period, however, are not indicative of sales for the year.

     9. Dependence on Third Party Marketing and Sales Efforts. The Company has relied, and intends to continue relying to a large extent, on arrangements with independent sales representatives to market its products as well as sell and distribute its products. The Company's prospects will depend upon its ability to develop and maintain strategic marketing relationships with additional independent sales representatives and upon the marketing and distribution efforts of its distributors and other strategic partners.

     Moreover, the arrangements with such sales representatives may be terminated at any time by the sales representatives or the Company. While the Company believes that any independent sales representative with which it enters into such arrangements will have an economic motivation to commercialize the Company's products, the time and resources devoted to these activities generally will be controlled and contributed by such representatives and not by the Company. There can be no assurance that the Company will be able, for financial or other reasons, to finalize any additional third-party distribution, marketing or joint venture arrangements, that such arrangements, if finalized, will result in the successful commercialization of any of the Company's products or that the Company's sales representatives will apply substantial efforts or resources to sales of the Company's products.

     10. Dependence on Third-Party Suppliers and Contractors. The Company is dependent on third-party arrangements for the manufacture and supply of component parts, including steel, the largest material component in the production of brake pads. The Company does not maintain supply contracts with any of its manufacturers and purchases components pursuant to purchase orders placed from time to time in the ordinary course of business. For the eight months ended August 31, 1996, the Company purchased approximately 44.6% of its component requirements from one manufacturer. Such purchases represented all of the Company's purchases of steel during such period. Although the Company currently has four sources for this component and believes that additional alternative sources are readily available, failure by such manufacturer to continue to supply the Company with components on commercially reasonable terms, or at all, in the absence of readily available alternative sources, could have a material adverse effect on the Company. The Company is substantially dependent on the ability of its manufacturers, among other things, to satisfy performance and quality specifications and dedicate sufficient production capacity for components within scheduled delivery times. There can be no assurance that the Company's suppliers will have sufficient production capacity to satisfy the Company's component requirements during any period of sustained demand. Failure or delay by the Company's suppliers in supplying necessary components to the Company could adversely affect the Company's ability to obtain material components and deliver its products on a timely and competitive basis.

     11. Lack of Patent Protection; Proprietary Rights Risks. The Company has developed and currently owns certain proprietary processes and formulas with respect to the production and manufacture of its integrally molded brake pads. The Company's products have not been patented and the Company relies on a combination of contractual rights, non-disclosure agreements with its employees, distributors and customers, and technical measures to establish and protect the ideas, concepts, and documentation of its proprietary technology and know-how. Such methods, however, may not afford complete protection, and there can be no assurance that third parties will not independently develop such know-how or obtain access to the Company's know-how, ideas, concepts, and documentation. Although the Company believes that its technology has been developed independently and does not infringe on the proprietary rights of others, there can be no assurance that the technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. In the case of infringement, the Company would, under certain circumstances, be required to modify its products or obtain a license. There can be no assurance that the Company will have the financial or other resources necessary to defend successfully a patent infringement or other proprietary rights infringement action. Failure to do any of the foregoing could have a material adverse effect on the Company. Furthermore, if the Company's products or technologies are deemed to infringe upon the rights of others, the Company could become liable for damages, which would have a material adverse effect on the Company.

     12. Collection of Accounts Receivable. The Company's sales to resellers and distributors are made on credit terms and it does not hold collateral to secure payment. As of September 30, 1996, approximately $1,192,884 of account receivables were overdue and payable, of which $928,119 were outstanding over 90 days. There can be no assurance that uncollectible receivables will not exceed the Company's reserves for doubtful accounts ($823,058 as of September 30, 1996). Any significant increase in uncollected accounts receivables beyond reserves could have a material adverse effect on the Company's business, results of operation and financial condition. Continued delays in collection or uncollectability of accounts receivable could have a material adverse effect on the Company's liquidity and working capital position and could result in the write off of any such account receivable which could have a material adverse effect on the Company's operating results in the future.

       13. Competition. The distribution of automotive replacement parts is a highly competitive business. The Company competes in its market area with other auto parts manufacturers and distributors. Many of the Company's competitors have greater financial, marketing, personnel and other resources than the Company, better name recognition and wider or otherwise stronger distribution networks which may position such competitors to more effectively compete for the sale of automotive replacement parts. Competition in the automotive aftermarket industry is based on service provided to customers, price of products, speed of delivery, order fill and customer convenience. As in the case of most distributors, the Company's products are priced based upon the competitive situation and purchaser volume. Distributors larger than the Company may be able to offer large discounts and offer better terms on volume purchases than those offered by the Company. Many of the Company's competitors in both the jobber and specialty brake parts distribution markets are larger and have greater capital and management resources than the Company. There can be no assurance that the Company will be able to compete successfully or that competitors will not develop products that render the Company's products less marketable or its equipment obsolete. There are no significant barriers to entry into the business operated by the Company. There are usually no proprietary rights which can be protected from competition by patents, copyrights or similar intellectual property protections. Many of the Company's current and potential competitors have significantly greater financial, manufacturing, marketing and personnel and other resources than the Company. Accordingly, there can be no assurance that the Company will be able to successfully compete against such existing and potential competitors.

     14. Possible Volatility of the Securities. The market prices of the securities may respond to quarterly variations in operating results and other events or factors, including, but not limited to, the sale or attempted sale of a large amount of the securities into the market. Additionally, in recent years, the stock market has experienced extreme levels of price and volume volatility, particularly in the securities of smaller companies. These fluctuations have had a substantial effect on the market prices of many companies, often unrelated to the operating performance of the specific companies. Similar events in the future may adversely affect the market prices of the securities.

     15. Limitations on Use of Net Operating Loss Carry Forwards. As of December 31, 1995, the Company had net operating loss carry forwards of approximately $4,600,000, in respect of future federal income taxes, and approximately $2,300,000, in respect of future Delaware and Florida franchise taxes, which expire in the years 2009 and 2010, respectively, but may be utilized in the interim period until expiration. The Company's use of its net operating loss carry forwards to offset taxable income in any period subsequent to the consummation of its 1992 initial offering may be subject to certain annual limitations as a result of an "ownership change" (as defined in Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder), which may have occurred or which may recur in the future. If one or more "ownership changes" is deemed to have occurred, there can be no assurance as to the specific amount of net operating loss carry forwards available in any post-change year since the calculation is based upon a fact-dependent formula.

     16. Shares Eligible for Future Sale; Registration Rights of Certain Stockholders. Of the 7,837,787 shares of Common Stock outstanding as of the date of this Prospectus, 4,250,884 shares are "restricted securities" (as that term is defined under Rule 144 promulgated under the Securities Act). Such securities are eligible for resale under Rule 144. The Company also has outstanding warrants and options to purchase, and debt convertible to, an aggregate of 6,863,025 shares of Common Stock. The Company intends to file a separate registration statement to permit the sale of substantially all of the restricted securities of the Company, as well as the shares issuable upon the election or conversion of warrants, options and convertible debt. Under Rule 144, a person who has held restricted securities for a period of two years may, every three months, sell, in ordinary brokerage transactions or in transactions directly with a market maker, an amount equal to the greater of 1% of the Company's then-outstanding common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares without any quantity limitations by a person who is not an affiliate of the Company and has satisfied a three-year holding period. Sales in the future of restricted securities under Rule 144 or pursuant to any registration statement that may be filed with respect to the shares of Common Stock currently outstanding may depress the price of the Common Stock in any market on which such security is traded. To the extent any of the unregistered shares of Common Stock or underlying shares of Common Stock are registered, such shares may be sold at any time by the holders thereof or their transferees as long as there is a current prospectus filed with the Securities and Exchange Commission covering such securities. No prediction can be made as to the effect, if any, that sales of such shares will have on the market prices prevailing from time to time. Nevertheless, sales (or availability for sale) of such shares or the shares of Common Stock underlying the warrants, options and convertible debt, or even the existence of the right to exercise or convert the warrants, options or convertible debt, may depress the market price of the Common Stock at which such shares are traded and could impair the Company's ability to raise capital through the sale of its equity securities.

       17. Recent Changes in Management. The Company has recently undergone certain changes in personnel, including the termination of certain key personnel engaged in executive, marketing and managerial capacities. In addition, certain of the Company's executive officers and directors recently joined the Company. The success of the Company is largely dependent upon its ability to hire and retain qualified management, technical, marketing, financial and other personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel or that any such personnel will become sufficiently familiar with the Company's operations or customer base in a timely manner. Failure to hire such personnel could have a material adverse effect on the Company.

     18. Delaware Anti-Takeover Law. The Company, a Delaware corporation, is subject to the General Corporation Law of the State of Delaware, including
Section 203, an anti-takeover law enacted in 1988. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless: (i) prior to such date, the board of directors approved the business combination; or
(ii) upon becoming an interested stockholder, the stockholder then owns at least 85% of the voting securities, as defined in Section 203; or (iii) subsequent to such date, the business combination is approved by both the board of directors and the stockholders. "Business combination" is defined to include mergers, asset sales and certain other transactions with an "interested stockholder." An "interested stockholder" is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. Although Section 203 permits the Company to elect not to be governed by its provisions, to date, the Company has not made this election. As a result of the application of Section 203, potential acquirors of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

     19. No Cash Dividends. To date, the Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any such dividends in the foreseeable future. Moreover, the Company is currently prohibited from paying dividends on its Common Stock pursuant to the terms of its line of credit with Congress, and otherwise, and does not anticipate that it will be able to, for this and other reasons, pay any such dividends in the foreseeable future.

     20. Requirements for Continued Listing on NASDAQ; Risk of Low-Priced Securities. The Common Stock is listed on the NASDAQ SmallCap Market (the "SmallCap Market"). The National Association of Securities Dealers, Inc. has established certain standards for the initial listing and continued listing of a security on the SmallCap Market. The standards for initial listing require, among other things, that an issuer have total assets of $4,000,000 and capital and surplus of at least $2,000,000; that the minimum bid price for the listed securities be $3.00 per share; and that the minimum market value of the public float (the shares held by non-insiders) be at least $2,000,000. For continued listing, an issuer must, among other things, maintain at least $2,000,000 in total assets, a $200,000 market value of the public float, and at least $1,000,000 in total capital and surplus. In addition, continued listing requires a minimum of two market makers and a minimum bid price of $1.00 per share. A deficiency in the market value of the public float or the bid price maintenance standard will be deemed to exist if the issuer fails the individual stated requirement for ten consecutive trading days. If an issuer falls below the bid price maintenance standard, it may remain on NASDAQ if the market value of the public float is at least $1,000,000 and the issuer has $2,000,000 in equity. There can be no assurance that the Company will continue to satisfy requirements for maintaining a NASDAQ listing. If the Company's securities were excluded from NASDAQ, it would adversely affect the prices of such securities and the ability of holders to sell them, and the Company would be required to comply with, among other things which may be at issue, the initial listing requirements to be relisted on NASDAQ. Delisting may restrict investors' interest in the Company's securities and materially adversely affect the trading market and prices for such securities and the Company's ability to issue additional securities or to secure additional financing. It is anticipated that if the Company's securities are delisted, trading, if any, in such securities would be conducted in the over-the-counter market on the National Association of Securities Dealers, Inc. OTC Electronic Bulletin Board established for securities that do not meet the NASDAQ listing requirements or quoted in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate price quotations and volume information concerning, the Common Stock. Moreover, if the Common Stock is delisted from the SmallCap Market because trading price of the Common Stock is less than $1.00 per share, such securities might be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For any transaction involving a penny stock, unless exempt, the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Although the Company believes that the

Common Stock will not be defined as a penny stock due to their listing on The NASDAQ SmallCap Market, in the event such securities subsequently become characterized as a penny stock, the market liquidity for such securities could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell such securities and, thus, the ability of purchasers in this offering to sell their shares of Common Stock in the secondary market.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock by the Consultant.

                  SELLING STOCKHOLDER AND PLAN OF DISTRIBUTION

     An aggregate of thirty-five thousand (35,000) shares of Common Stock may be offered and sold pursuant to this Prospectus by the Consultant. The Company has agreed to register such shares under the Securities Act and to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel). Such shares have been included in the Registration Statement of which this Prospectus forms a part. The Consultant has never held any position or office with the Company or had any other material relationship with the Company.

     The following table sets forth certain information with respect to the
Consultant:

===============================================================================
              Beneficial Ownership
              of Shares of Common   Shares to be Sold in  Shares Beneficially
Consultant    Stock                 the                   Owned After the
              Prior to Sale (1)     Offering              Offering

-------------------------------------------------------------------------------


John Flynn       35,000                 35,000                  0
===============================================================================

     The Common Stock held by the Consultant may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions which may be below the prevailing market price. The shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Consultant may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the Consultant or selling stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                                 INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article SIXTH of the Company's Amended Certificate of Incorporation and
Article X of the Company's By-laws provide that all persons who the Company is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article SEVENTH of the Company's Amended Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for any monetary damages (i) for breaches of fiduciary duty of loyalty to the Company or its stockholders' (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation of Law of the state of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                  LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by Tenzer Greenblatt LLP, New York, New York.


                                     EXPERTS

     The consolidated financial statements for the year ended December 31, 1995 incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements for the year ended December 31, 1994 incorporated by reference in this Prospectus have been audited by Marks Shron & Company, LLP, independent certified public accountants, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.



                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, a registration statement (the "Registration Statement"), under the Act with respect to the securities offered by this Prospectus. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to the applicable document filed with the Commission.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholders or any Underwriter. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy and security other than the Common Stock offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.


                                    -----------------



                                TABLE OF CONTENTS
                                                              Page
                                                              ----
Available Information....................                       3
Information Incorporated by Reference....                       4
Prospectus Summary.......................                       5
Risk Factors.............................                       6
Use of Proceeds..........................                      11
Selling Stockholder and Plan of
   Distribution..........................                      11
Indemnification .........................                      11
Legal Matters............................                      12
Experts..................................                      12
Additional Information...................                      12








                               RT INDUSTRIES, INC.
                             ----------------------

                                   PROSPECTUS
                             ----------------------

                                October 30, 1996
                             ----------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     (2) The registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996;

     (3) The registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996;

     (4) The registrant's Form 10-C dated January 20, 1996;

     (5) The registrant's Form 10-C dated March 29, 1996;

     (6) The registrant's Form 10-C dated April 19, 1996;

     (7) The registrant's Form 10-C dated May 3, 1996; and

     (8) The description of the registrant's common stock, par value $.001 per share (the "Common Stock"), contained in the registrant's Registration Statement on Form S-18 filed with the Commission on April 8, 1992 (Registration No. 33-47037-A); and

     (9) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.   Description of Securities.

     The class of securities to be offered is registered under Section 12 of the 1934 Securities and Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the Common Stock offered hereby will be passed upon for the registrant by the law firm of Tenzer Greenblatt LLP.

Item 6.   Indemnification of Directors and Officers.

     Sections 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article SIXTH of the registrant's Certificate of Incorporation, as amended and restated, and Article X of the registrant's By-laws provide that all persons who the registrant is empowered to indemnify pursuant to the provisions of
Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article SEVENTH of the registrant's Certificate of Incorporation, as amended and restated, provides that no director of the registrant shall be personally liable to the registrant or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          Exhibit No.                        Description
          -----------                        -----------
             4.1 Instruments Defining Rights of Securities Holders (incorporated by reference from Registration Statement on Form S-18 filed with the Commission on April 8, 1992 (SEC File No. 33-47037-A))

             5.1                        Opinion of Tenzer Greenblatt
                                        LLP

             10.1 Form of Consulting Agreement pursuant to which securities offered hereunder were granted

             24.1                       Consent of BDO Seidman, LLP

             24.2                       Consent of Marks Shron &
                                        Company, LLP

             24.3                       Consent of Tenzer Greenblatt
                                        LLP (included in Exhibit 5.1)

             25.1                       Powers of Attorney (included on
                                        Page 8 of this Registration
                                        Statement)

Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sanford, State of Florida, on this 28th day of October, 1996.

                                                   RT INDUSTRIES, INC.
                                                   -----------------------------
                                                          (Registrant)


                                                   By: /s/ John Kenney
                                                      --------------------------
                                                       John Kenney, President


     Each person whose individual signature appears below hereby authorizes John Kenney as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                     Title                                Date
-------------                   -----                                ----

/s/ John Kenney               Chairman of the                   October 28, 1996
---------------               Board, President and
John Kenney                   Director

/s/ David Love                Director                          October 28, 1996
--------------
David Love

/s/ Mandel Sherman            Director                          October 25, 1996
------------------
Mandel Sherman

/s/ Alfred H. Paul            Chief Financial Officer           October 28, 1996
------------------
Alfred H. Paul

                                  Exhibit Index
                                  -------------

Exhibit No.                      Description
----------
   Page
   ----

    4.1 Instruments Defining Rights of Securities Holders (incorporated by reference from Registration Statement on Form S-18 filed with the Commission on April 8, 1992 (SEC File No. 33-47037-A))

    5.1                          Opinion of Tenzer Greenblatt LLP

   10.1 Form of consulting agreement pursuant to which securities offered hereunder were granted

   24.1                          Consent of BDO Seidman, LLP

   24.2                          Consent of Marks Shron &
                                 Company, LLP

   24.3                          Consent of Tenzer Greenblatt LLP (included in
                                 Exhibit 5.1)

   25.1                          Powers of Attorney (included
                                 on Page 8 of the
                                 Registration Statement)